SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 4, 1998

                                   ----------


                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)


            DELAWARE                        0-27338              13-3689915
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
 incorporation or organization)                              identification no.)



     417 FIFTH AVENUE, NEW YORK, NY                                10016
(Address of principal executive offices)                        (Zip code)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 726-6500

ITEM 5.  OTHER EVENTS

                  On August 4, 1998, the Registrant issued the press release attached hereto as Exhibit 99.1.


ITEM 7.  EXHIBITS

99.1              Press Release dated August 4, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                GT INTERACTIVE SOFTWARE CORP.


Date:    August 5, 1998                         By:  /s/ Andy Gregor
                                                     ---------------
                                                Name:    Andy Gregor
                                                Title:   Chief Financial Officer

                                                                    Exhibit 99.1

                                  NEWS RELEASE

                          GT INTERACTIVE SOFTWARE CORP.
                                417 Fifth Avenue
                               New York, NY 10016
                               Phone: 212.726.6500
                                Fax: 212.726.4205

(BW) (GT-INTERACTIVE) (GTIS) GT Interactive Reports First Quarter Results

         NEW YORK--Aug. 4, 1998--GT Interactive Software Corp. (NASDAQ: GTIS) today reported net income of $1.8 million or $0.03 diluted earnings per share for the three months ended June 30, 1998. Net revenues rose 13 percent to $116 million and operating income before goodwill amortization was $ 5.0 million.

         "We continued to grow our publishing business this quarter, driven by the global best-seller, Unreal, and experienced continued strong sales of industry chart-toppers Deer Hunter, Rocky Mountain Trophy Hunter and Freddi Fish 3," said Ron Chaimowitz, chairman and chief executive officer of GT Interactive. "For the quarter, publishing sales were 61 percent of total sales and increased nine percent as compared to the prior year. Value publishing increased a significant 22 percent while revenues from international front-line publishing rose 17 percent. Our mass merchant distribution business remained strong and increased 20 percent, augmented by sales from our affiliated label companies."

         "Looking to the balance of fiscal 1999, we believe we have a strong lineup, particularly in the last half of the fiscal, highlighted by sequels, including Oddworld: Abe's Exoddus for PlayStation and PC; Duke Nukem: Time to Kill for PlayStation; and Blood II and Deer Hunter II, both for PC," Chaimowitz added. "We are also unveiling Rogue Trip for PlayStation from our SingleTrac studio while Blues Clues, based on the popular Nickelodeon preschool TV program, will come from Humongous Entertainment. With the installed base of console systems reaching mass market levels and sub- $1,000 PC's drawing new casual game players in, we believe the balance of the fiscal year will be strong for GT Interactive as well as our entire industry."

         For the  quarter,  general  and  administrative  costs  increased  $3.1 million due to professional fees for potential mergers and acquisitions; depreciation expense for new financial and operational systems, and higher rent related to new facilities in several locations. Selling and distribution expenses increased $5.3 million, principally due to advertising and co-op fees for Unreal for the PC and Mike Piazza's Strike Zone for the N64. Research and development expenses increased $13.5 million, which includes $3 million for additional development in the company's studios as well as $9.5 million in advances to third parties.

         As of January 1, 1998, GT Interactive changed its accounting method to expense royalty advances in a manner comparable with internal software development costs, which are expensed as incurred. Under its prior accounting method the company capitalized royalties advanced to third party developers as a prepayment in current assets and evaluated the realization of these royalty advances on a quarterly basis. Had this change not occurred, for the quarter ended June 30, 1998, the company's operating income would have been $11 million and earnings per share would have been $0.08. Since these royalty advances are fixed costs, their impact is more significant during softer front-line revenue quarters. As such, the company expects this higher royalty expense relative to the prior year, to continue into its second fiscal quarter. It is anticipated that the change in accounting will have no effect on the Company operating income for the full fiscal year.

Operating Highlights:

-- Publishing revenues rose nine percent from $64.7 million in the first quarter of fiscal 1998 to $70.7 million for the first quarter of fiscal 1999, accounting for 61 percent of revenues in the quarter;

--   International   front-line   publishing  revenues  rose  17  percent  while
     value-priced revenues increased 22 percent for the quarter. Domestic front-line publishing declined 3 percent;

-- GT Interactive shipped 500,000 units of Unreal for PC, a top 10 best-seller for the quarter according to PC Data;

-- According to PC Data, GT Interactive achieved the number two market share in Value-priced software (units, dollars); the number three market share in Games (units, dollars) and the number three market share in Educational software (units) for the quarter;

-- Unreal, Deer Hunter and Rocky Mountain Trophy Hunter were among the top ten best-selling PC games in the industry for the quarter, while Freddi Fish 3 was among the top 10 Education titles, according to PC Data;

-- Affiliated label agreements were reached with Palladium Interactive, Beam and Smartcode whereby GT Interactive will sell and distribute each company's Software titles throughout North America.

         Headquartered in NY, GT Interactive Software Corp. is a leading global publisher of interactive entertainment and entertainment software under the GT Interactive, Humongous Entertainment, Cavedog Entertainment, SingleTrac and MacSoft brands for personal computers as well as game consoles from Sony Computer Entertainment Inc. and Nintendo. The company operates development studios in Seattle, Salt Lake City and San Luis Obispo, CA. GT Value Products is a leader in value-priced software under the WizardWorks, CompuWorks and Slash brands.

Located at http://www.gtinteractive.com on the World Wide Web, GT Interactive is publicly traded under the NASDAQ National Market under the symbol GTIS.


         Certain statements contained in this press release may be deemed forward-looking statements that involve a number of risks and uncertainties. The company's actual results may differ materially from the expectations expressed in such forward-looking statements. Among the factors that could cause actual results to differ materially are worldwide business and industry conditions, including consumer buying and retailer ordering patterns, product delays, changes in research and development spending, company customer relations, in particular, levels of sales to Wal-Mart and other mass merchants, retail acceptance of the company's published and third-party titles, competitive conditions and other risks detailed, from time to time, in the company's SEC filings, including, but not limited to, the company's form 10-K for the period ended March 31, 1998.


                 GT INTERACTIVE SOFTWARE CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                                                                For The Three Months
                                                                   Ended June 30,
                                                         1997                          1998
                                                         (in thousands, except per share data)

Net revenues                                             $102,737                     $116,391
Cost of goods sold                                         60,163                       55,898
Selling and distribution expenses                          21,119                       26,460
General and administrative expenses                         9,344                       12,453
Research and development                                    3,068                       16,597
Amortization of goodwill                                      283                          871
     Operating income                                       8,760                        4,112
Interest and other expense, net                             (626)                      (1,176)
     Income before income taxes                             8,134                        2,936
Provision for income taxes                                  3,667                        1,133
     Net income                                            $4,467                       $1,803

Basic net income per share                                  $0.07                        $0.03

  Weighted average number of shares
   outstanding                                             66,779                       68,056

Diluted net income per share                                $0.07                        $0.03

  Weighted average number of shares
   outstanding                                             67,230                       68,988


                 GT INTERACTIVE SOFTWARE CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                                          March 31,                     June 30,
                                                            1998                          1998
                                                          (audited)                   (unaudited)

ASSETS
Current assets:
     Cash and cash equivalents                             $17,224                       $8,660
     Short-term investments                                    105                          105
     Receivables, net                                      134,815                      162,065
     Inventories, net                                       98,469                      102,512
     Royalty advances                                       10,009                        8,924
     Deferred income taxes                                  16,140                       14,980
     Income taxes receivable                                10,684                       12,117
     Prepaid expenses and other current
     assets                                                  7,954                        7,736
          Total current assets                             295,400                      317,099
     Property and equipment, net                            29,049                       32,497
     Investments, at cost                                   10,089                       10,089
     Goodwill, net                                          28,043                       27,162
Other assets                                                 3,290                        3,964
     Total assets                                         $365,871                     $390,811


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                     $103,062                     $109,639
     Accrued liabilities                                    49,414                       48,784
     Revolving credit facility                              28,000                       54,600
     Royalties payable                                      40,395                       31,798
     Deferred income                                           156                          167
     Income taxes payable                                    3,449                        1,853
     Current portion of long-term
     liabilities                                                 5                            5
     Due to related party                                      925                          879
          Total current liabilities                        225,406                      247,725
     Long-term liabilities                                   1,576                        1,669
          Total liabilities                                226,982                      249,394



     Commitments and contingencies



STOCKHOLDERS' EQUITY
     Common stock, $.01 par,
     150,000,000 shares authorized,
     67,991,926 and 68,074,935 shares
     issued and outstanding, respectively                      680                          681
     Additional paid-in capital                            131,382                      131,730
     Retained earnings                                       7,577                        9,380
     Cumulative translation adjustment                       (750)                        (374)
          Total stockholders' equity                       138,889                      141,417
          Total liabilities and stockholders'
          equity                                          $365,871                     $390,811





CONTACT:  Investors:
          Dawn Berrie
          212/726-4235
          e-mail:  dberrie@gtinteractive.com
          Media:
          Allyne Mills
          212/726-4202
          e-mail:  amills@gtinteractive.com